UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 2, 2015

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

After receiving a comment letter from the Securities and Exchange Commission (the “Commission”) in connection with standard periodic reviews by the Commission of our Form 10-K for the Fiscal Year Ended March 31, 2015, our Form 10-Q for the Quarterly Period Ended June 30, 2015 (the “June 2015 10-Q”) and, in the process of review, our Form 10-Q, as amended, for the Quarterly Period Ended September 30, 2015 (the “September 2015 10-Q”), we conducted further reviews of our financial statements. Based on such reviews, the following determinations were made.

Accounting for License Agreement with Epic Pharma LLC

We determined that our accounting treatment for the recognition of revenue relating to a $5 million non-refundable payment received from Epic Pharma LLC (“Epic”) pursuant to our Licensing Agreement dated June 4, 2015 with Epic (the “Epic License Agreement”) was incorrect. Specifically, it has been determined that revenue relating to the $5 million non-refundable payment, which was originally recognized in full during the quarterly period ended June 30, 2015, should instead be recognized, on a straight line basis, over the exclusivity period, currently coinciding with the five year term of the Epic License Agreement, as this payment is attributed to the exclusive license and other rights granted to Epic in the Epic License Agreement.

The effects of this correction of accounting error on our financial statements are summarized as follows:

	Amounts in thousands, except for per share
	Effect on June 2015 10-Q	Effect on September 2015 10-Q
Effects on Condensed Consolidated Balance Sheet
Increase in Total Liabilities	$4,917	$4,667
Decrease in Total Equity	(4,917)	(4,667)

Effects on Condensed Consolidated Statement of Operations
(Decrease) / Increase in Total Revenues	(4,917)	250
(Decrease) / Increase in Net Income (Loss) attributable to shareholders	(4,917)	250
Basic Earnings per Share	No change	No change
Diluted Earnings per Share	No change	No change

Effects on Condensed Consolidated Statement of Cash Flows
Cash Flows from Operations	No change	No change
Net Change in Cash and Cash Equivalents	No change	No change

As noted above, the $5 million payment received from Epic is non-refundable. Recognition of the entire payment as revenue on its date of receipt or over the term of the Epic Agreement does not alter the fact that the Company is not required to return any portion of this $5 million received from Epic, and we can, and have, used these funds to advance our business objectives. Accordingly, management believes that this correction of error has no material effect on the Company’s operations or future prospects.

Based on a straight line amortization over the exclusivity period, currently coinciding with the 5 year term of the Epic Agreement, subsequent quarterly periods will include the recognition of $250,000 in revenues relating to this $5 million payment, until the exclusivity period terminates, and the amount has been fully recognized as revenue.

As the Epic Agreement was first disclosed in our June 2015 10-Q, we will be amending that report as well as our September 2015 10-Q, accordingly.

Accounting for Convertible Preferred Shares prior to the quarter ended September 30, 2015

We determined that our accounting for Convertible Preferred Stock (“Preferred Derivatives”) for periods prior to the quarter ended September 30, 2015 was incorrect. Specifically, it has been determined that Preferred Derivatives which had originally been classified as derivative liabilities prior to the quarter ended September 30, 2015, should instead be accounted for as quasi equity instrument instruments and recorded as mezzanine equity. In addition, the change in carrying value of the Preferred Derivatives, which was originally included in the calculation of net income as well as the calculation of net income attributable to common shareholders prior to the quarter ended September 30, 2015, should instead be included only in the calculation of net income attributable to common shareholders.

As further detailed below, and pursuant to the guidance provided by the Securities Exchange Commission (“SEC”) Staff Accounting Bulletin 99, Materiality (“SAB 99”) and SEC Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”), the Company has determined that the impact of adjustments relating to the correction of this accounting error are not material to previously issued annual audited and interim unaudited consolidated financial statements. Accordingly, these changes will be disclosed prospectively in the amended quarterly report on Form 10-Q/A for the period ended June 30, 2015 which is to be filed with the SEC.

The effects of this correction of accounting error are summarized as follows:

	(amounts in thousands, except for per share amounts)
	Balance Sheet As of		Three months ended June 30,
	June 30, 2015	March 31, 2015	2015	2014
(Decrease) in Liabilities	(28,571)	(35,000)
Increase in Mezzanine Equity	28,571	35,000
Increase / (Decrease) in Equity	No Change	No Change
Increase / (Decrease) in Income from Operations			No Change	No Change
(Decrease) / Increase in Other Income			(7,214)	2,308
Increase / (Decrease) in Net Income Attributable to Common Shareholders			No Change	No Change
Increase / (Decrease) in Basic Earnings per Share			No Change	No Change
Increase / (Decrease) in Diluted Earnings per Share			No Change	No Change

Please also note that the error in accounting for Preferred Derivatives for periods prior to the quarter ended September 30, 2015 was disclosed in the footnotes to the financial statements included in the September 2015 10-Q with such being referred to as reclassifications. The amended quarterly report on Form 10-Q/A for September 2015 which is to be filed to reflect the correction of errors relating to the accounting for the Epic License Agreement, as above, will include a similar footnote but characterize the correction of errors relating to the accounting for Preferred Derivatives as such, and not refer to them as reclassifications. In addition, column headings will indicate “restated” if the information in such columns include the correction of errors from prior periods.

The statements above regarding the expected effects of the correction of errors in the accounting for the Epic License Agreement and Preferred Derivatives constitute forward-looking statements that are based on the Company’s current expectations. The actual changes to the financial statements and detailed information regarding the elements of the correction of these errors will be included in the Company’s amended June 2015 10-Q and amended September 2015 10-Q after the Company has completed its work with respect to accounting for the Epic License Agreement and Preferred Derivatives, and has finished preparing those amendments. There can be no assurance that the actual changes to the financial statements and the effect of those changes on the Company’s financial position and results of operations will not differ, possibly materially, from the Company’s current expectations. Refer to the “Cautionary Note Regarding Forward-Looking Statements” section below.

As a result of the determination to restate these previously issued financial statements, management is in the process of re-evaluating the effectiveness of the design and operation of the Company’s internal control over financial reporting and disclosure controls and procedures. Management will not reach a final conclusion on the effect of the restatement on the Company’s internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Report contains “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this Report, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “plan”, “intend”, “may,” “will,” “expect,” “believe”, “could,” “anticipate,” “estimate,” or “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. All statements other than statements of historical fact included in this Report regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Moreover, while we believe that the correction of our accounting treatment of the various classes of preferred stock are not material on a qualitative level and that our determination to reflect these corrections prospectively are accurate, we cannot assure that, at the end of the Commission’s review, the Commission will not object to such treatment or that, as a result thereof, we will not be required to restate prior financial statements related to the treatment of the preferred stock. Additional risks and other factors are discussed in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s management and Board have discussed these matters with our independent auditors.

As a result of the foregoing, you should not rely on the previously issued financial statements for the quarters ended June 30, 2015 and September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2015

ELITE PHARMACEUTICALS, INC.

By:	/s/ Nasrat Hakim
Name:	Nasrat Hakim
Title:	President & Chief Executive Officer